Exhibit 99.2

NPS Comments on Interim Results of PaTH Study Data

9/20/2003 1:32:00 PM

Results Indicate Parathyroid Hormone (PTH) May Play an Important Role in Treating Osteoporotic Women

No Synergy Seen in Combining Osteoporosis Drugs

SALT LAKE CITY, Sept. 20 /PRNewswire-FirstCall/ — Interim results presented today suggest that parathyroid hormone (PTH 1- 84) may be more effective than the combination of PTH and alendronate, and alendronate alone, in promoting bone formation in post-menopausal osteoporotic women. The results came from a clinical study called “PaTH” (PTH/alendronate) presented today at the 25th Annual Meeting of the American Society of Bone and Mineral Research in Minneapolis and published in the latest edition of The New England Journal of Medicine (NEJM). Dennis M. Black, Ph.D., Department of Epidemiology and Biostatistics, University of California, San Francisco presented the results at the conference and authored the NEJM article. NPS Pharmaceuticals (Nasdaq: NPSP) supplied PTH, or PREOS(TM) for the study. The study was supported by the National Institute of Arthritis, Musculoskeletal and Skin Disorders (NIAMS), part of the National Institutes of Health.

In the 238-patient PaTH study, post-menopausal women with low hip or spine bone mineral density (BMD) scores who had not been treated with alendronate were randomized to receive a daily regimen of subcutaneous injections of PTH, alendronate, or PTH and alendronate together for 12 months. All patients received daily supplemental calcium and multivitamins. Using x-ray and quantitative computed tomography (QCT) imaging techniques, researchers measured the effects of parathyroid hormone and alendronate at various skeletal sites. BMD increases in the spine were similar for the PTH and the PTH/alendronate combination treatment groups, and higher (statistically nonsignificant) in these groups than in the alendronate alone group. Trabecular spine volumetric BMD increased substantially in all three treatment groups, but twice as much in the PTH-treated group than in the combination group, and nearly three times as much as in the alendronate alone group. Hip BMD increased most in the alendronate group, followed by a smaller increase in the combination treated group, and a significantly smaller increase in the PTH group. However, of particular note was that cortical bone volume in the hip was shown to increase significantly with PTH alone and did not increase with alendronate alone, or the combination as measured by QCT. Markers of bone formation and resorption both increased notably in the PTH group but not in the combination group or the alendronate group.

“Use of QCT allowed us for the first time to monitor changes in trabecular and cortical bone in a group of patients on PTH. The data confirm that full- length PTH has the anticipated anabolic effect on markers of bone turnover and that PTH produces significant increases in trabecular bone at the hip and spine. PTH represents the first in a new class of therapies that offer physicians a real alternative to antiresorptive drugs,” said Dennis M. Black, Ph.D.

“Osteoporosis is, and will continue to be, a major economic burden to our society and new therapies are needed to address the fundamental problem of bone loss. While there are several therapies that prevent bone degradation, this study provides further evidence that PTH promotes the growth of structurally normal, fracture resistant bone in women with osteoporosis,” said Hunter Jackson, Ph.D., Chairman and CEO of NPS Pharmaceuticals. “These data extend earlier findings and signal that there may be an important role for PTH in treating osteoporotic women based on the positive effect that PTH has on bone formation.”

The PaTH study results presented by Dr. Black are interim results of an on-going, two-year study. In the second year of the study patients will discontinue PTH injections, and will receive alendronate therapy or placebo to allow investigators to assess the effect of the sequential use of PTH and alendronate.

About Preos

PREOS is recombinantly produced, full-length human parathyroid hormone (PTH). The importance of calcium for healthy bones is well known. Less widely appreciated is the critical role PTH plays in the regulation of calcium physiology and bone replacement processes. There is now substantial evidence that injections of PTH can stimulate the growth of structurally normal new bone in cases where bone has been lost to osteoporosis.

In addition to the PaTH study, NPS has other ongoing clinical trials including a Phase III study termed the Treatment of Osteoporosis with PTH, or TOP Study, a double-blind, placebo-controlled, multi-center trial designed to measure increases in bone mineral density and determine PREOS’ effectiveness in fracture reduction. NPS is also conducting a clinical trial called the PTH for Osteoporotic Women on Estrogen Replacement, or POWER Study being conducted at centers in Europe, which is the largest pharmaceutical market for osteoporosis outside the United States.

About Osteoporosis

Osteoporosis is a major public health threat for an estimated 44 million Americans. Ten million individuals are estimated to already have the disease and almost 34 million more have low bone mass, placing them at risk for osteoporosis. One in two women and one in four men over the age of 50 will have an osteoporosis related fracture in their lifetime, and the estimated cost for treating these fractures is more than $17 billion per year.

Conference Call and Webcast Information

NPS will update the investment community on PaTH study interim results in a conference call to be held Monday, September 22, 2003 at 9:45 a.m. EDT. Hunter Jackson, Ph.D. will host the call, which will feature Dr. Dennis Black and members of the NPS senior management team.

To participate in the call, dial (800) 374-0232 and use participant code 2856242. A live webcast of the event may be accessed on the Investor Relations page, Calendar of Events section of the company’s website, www.npsp.com. Please click on the webcast link and follow the prompts for registration and access.

If you are unable to participate in the live call, a replay will be available at (800) 642-1687 (with participant code 2856242) until midnight, EDT, September 29, 2003. The webcast will be available on the NPS site for the same period of time.

Note: Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements include those regarding the efficacy of PREOS and its ability to treat osteoporosis. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described herein. Such risks and uncertainties include: we do not have and may never develop any products that generate revenues; our product candidates may not prove to be safe or efficacious; the FDA may delay approval or may not approve any of our product candidates; current collaborators or partners may not devote adequate resources to the development and commercialization of our licensed drug candidates which would prevent or delay introduction of drug candidates to the market; we may be unable to generate adequate sales and marketing capabilities to effectively market and sell our products; failure to secure adequate manufacturing and storage sources for our products could result in disruption or cessation of our clinical trials and eventual commercialization of such products; and we may not have or be able to secure sufficient capital to fund development and commercialization of our product candidates. All information in this press release is as of September 20, 2003, and we undertake no duty to update this information. A more complete description of these risks can be found in our Annual Report on Form 10K/A for the year ended December 31, 2002 and in our quarterly report on Form 10-Q for the second quarter of 2003 filed with the Securities and Exchange Commission.

SOURCE NPS Pharmaceuticals, Inc.

CONTACT: David L. Clark, Vice President, Operations of NPS Pharmaceuticals, Inc., +1-801-583-4939

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